Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Tilting Motor Works Inc.

We have audited the accompanying financial statements of Tilting Motor Works Inc. (the “Company”), a Washington corporation, which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tilting Motor Works Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Newport Beach, CA

April 20, 2021

TILTING MOTOR WORKS INC.

BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$138,566	$15,800
Inventory	343,413	536,405
Other current assets	25,076	28,928
Total current assets	507,055	581,133

Property and equipment, net	4,349	8,191
Patents	24,330	24,330

Total assets	$535,734	$613,654

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$272,944	$412,769
Accrued liabilities	8,405	118,936
Customer deposits	68,978	30,910
Line of credit and demand notes, net of debt discount	972,074	948,876
Notes Payable to SBA	377,315	-
Total liabilities, current	1,699,716	1,511,491

Stockholders’ deficit:
Series A Preferred stock, no par value, 2,968,203 authorized, issued and outstanding	1,173,547	1,173,547
Series B Preferred Stock, no par value, 2,876,056 authorized, issued and outstanding	1,110,306	1,110,306
Common stock, no par value, 20,000,000 shares authorized; 7,545,307 shares issued and outstanding	567,100	567,100
Additional paid-in capital	808,402	806,913
Accumulated deficit	(4,823,337)	(4,555,703)
Total stockholders’ deficit	(1,163,982)	897,837

Total liabilities and stockholders’ deficit	$535,734	$613,654

See accompanying notes

TILTING MOTORWORKS INC.

STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2020	December 31, 2019

Product sales	$618,496	$1,572,687

Cost of goods sold	421,796	1,007,468

Gross profit	196,700	565,219

Operating expenses
Sales and marketing	64,026	40,540
General and administrative	398,737	981,447
Total operating expenses	462,763	1,021,987

Loss from operations	(266,063)	(456,768)

Other expense (income)
Interest expense	134,943	453,626
Other (income), net	(133,372)	18,155

Net loss	$(267,634)	$(928,549)

See accompanying notes

TILTING MOTORWORKS INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019 and 2020

	Series A Preferred Stock		Series B Preferred Stock			Common Stock		Additional		Total
	Number of		Number of			Number of		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount		Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2018	2,968,203	$1,173,547		$		7,545,307	$567,100	$474,516	$(3,627,154)	$(1,411,991)
Issuance of Preferred stock for cash			1,026,272		473,547					473,547
Conversion of convertible notes to Preferred stock			1,849,784		636,759					636,759
Stock-based compensation								3,339		3,339
Debt discount on convertible notes								264,473		264,473
Debt discount for warrants issued with debt								64,585		64,585
Net loss									(928,549)	(928,549)
Balance at December 31, 2019	2,968,203	$1,173,547	2,876,056		$1,110,306	7,545,307	$567,100	$806,913	$(4,555,703)	$(897,837)
Stock-based compensation								1,489		1,489
Net loss									(267,634)	(267,634)
Balance at Deember 31, 2020	2,968,203	$1,173,547	2,876,056		$1,110,306	7,545,307	$567,100	$808,402	$(4,823,337)	$(1,163,982)

See accompanying notes

TILTING MOTORWORKS INC.

STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2020	December 31, 2019
OPERATING ACTIVITIES
Net loss	$(267,634)	$(928,549)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,842	15,874
Stock-based compensation	1,489	3,339
Gain on settlement of deferred wages	(92,403)	-
Debt discount amortization	43,272	357,119
Changes in operating assets and liabilities:
Inventory	192,992	(112,901)
Other current assets	3,850	(18,832)
Accounts payable	(139,825)	53,793
Accrued liabilities	(18,128)	8,500
Customer deposits	38,068	(172,446)
Net cash used in operating activities	(234,475)	(800,609)

INVESTING ACTIVITIES
Purchases of property and equipment	-	(11,352)
Net cash (used in) provided by investing activities	-	(11,352)

FINANCING ACTIVITIES
Line of credit and demand notes	(20,074)	(6,505)
Proceeds from notes payable to SBA	377,315	250,000
Proceeds from sale of stock, net	-	473,547
Net cash provided by financing activities	357,241	723,547

Net cash increase (decrease) for year	122,766	(88,414)

Cash and cash equivalents at beginning of year	15,800	104,214
Cash and cash equivalents at end of year	$138,566	$15,800

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$94,205	$106,736
Cash paid during the year for income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Relative fair value of warrants issued with notes payable	-	$64,585
Conversion of notes payable into preferred stock	-	$636,759

See accompanying notes

TILTING MOTOR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Tilting Motor Works, Inc. (the “Company”) was incorporated in the State of Washington on January 4, 2008. The Company’s mission is to improve the safety and performance of existing motorcycles, by installing a kit on existing two wheeled motorcycles to convert them to three wheels while maintaining the capability to lean and counter steer. The company has two products; the TRiO a two wheeled kit which replaces the motorcycle’s front wheel and Tiltock which levels the bike and keeps it vertical when traveling at low speed or at a stop.

Risks and Uncertainties

TMW sold 128 units during 2019 and 47 units in 2020. The reason for the lower sales levels in 2020 is due to lack of available capital to finance sales, production and inventory. The Company was also shut down for 3 months due to the COVID 19 pandemic. There is continued uncertainty about the pandemic that may negatively impact future revenues.

TMW does not have a history of higher-scale production and may encounter delays or inefficiencies in its sales and manufacturing processes, which may prevent or delay achieving higher-scale production within anticipated timeliness. In order to achieve higher-scale production, the Company may need to raise additional capital, and there can be no assurance such capital will be available upon reasonable terms, if at all.

Additionally, the Company’s business and operations are sensitive to governmental policies on importation and exportation, as well as the availability of vehicle components from suppliers, which themselves may be impacted by pandemics and such, as well as the ever-shifting general landscape of governmental policy related to cars and motorcycles.

The Company’s industry is characterized by rapid changes in technology and customer demands. The Company’s future success will depend on its ability to adapt to technological advances, its nimble reaction to customer demands, its development of well-considered new products and services, and the enhancement of its current products and services on a timely and cost-effective basis.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern Alleviated

The Company has incurred significant losses since inception and management expects losses to continue for the foreseeable future. On February 4, 2021, the Company entered into an agreement with Arcimoto, Inc to purchase the Company’s operating assets and assume certain liabilities. The particulars of the transaction are described in Note 11 Subsequent events. The proceeds from the transaction are sufficient to pay all outstanding debts of the Company.

Basis of Presentation

The accounting and reporting policies of the Company conform with generally accepted accounting principles in the United States (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

TILTING MOTOR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2020 and 2019, the Company held its balance of cash and cash equivalents in financial institutions, which, at times, exceeded the federally insured limits.

Inventory

Inventory is stated at the lower of cost (using the first-in, first-out method (“FIFO”) or net realizable value. Inventories consist of component parts and sub-assemblies. The Company expensed all labor and overhead as period costs.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the double-declining method for financial statement purposes.

The estimated useful lives for significant property and equipment categories are five years for vehicles and seven years for all other assets.

Patents

Patents are amortized over the expected life. The Company ceased amortization during the years presented as the value is recovered from the sale to Arcimoto.

Customer Deposits

Revenue is not recognized on customer deposits until the deposit is applied to a completed sale where the vehicle manufacturing process is completed, the vehicle is picked up by or delivered to the customer and the appropriate revenue recognition criteria have been met per our policy below.

Notes Payable Issued with Warrants

Warrants to purchase common stock that are issued in conjunction with notes payable are separated, and valued on relative fair value basis. The resulting value allocated to the warrants is reported as a discount to the note and is amortized over the term of the agreements.

Warranties

The Company had not provided an estimated liability for future warranty expense as historical warranty expense is minimal as compared to overall operations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers, in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The Company recognizes revenue when the earnings process is complete. This generally occurs when products are picked up by the customer or a common carrier, or when control of the vehicle passes to the customer. The Company’s shipping terms are generally F.O.B. shipping point, where title is transferred, and revenue is recognized, when the products are shipped to or picked up by customers.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718, Compensation - Stock Compensation. Under the fair value recognition provisions of FASB ASC 718, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option or warrant vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options and common stock warrants.

TILTING MOTOR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

Advertising Costs

 Advertising costs are recorded as an expense in the period in which we incur the costs or the first time advertising takes place. Advertising costs expensed were $59,805 and $29,528 for the years ended December 31, 2020 and 2019, respectively.

Research and Development

Costs relating to research and development are expensed as incurred. Costs primarily relate to engineering salaries and related benefits and material and equipment costs related to testing, product design and development.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes. A valuation allowance is recorded for deferred tax assets when more likely than not the asset will not be deferred.

NOTE 3: CONCENTRATIONS

Payables

As of December 31, 2020 the Company had two vendors and December 31, 2019 one vendor that accounted for more than 10% of the Company’s payables balances. The loss of these vendors would not have a significant impact on the Company’s operations.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation, and consist of the following at December 31:

	2020	2019
Autos and Trucks	$12,554	$12,554
Tooling	39,571	39,571
Furniture and equipment	51,338	51,338
	103,463	103,463
Less accumulated depreciation	(99,114)	(95,272)
	$4,349	$8,191

Depreciation expense was $3,842 and $15,874 during the years ended December 31, 2020 and 2019, respectively.

NOTE 5: CUSTOMER DEPOSITS

The Company has received customer deposits ranging from $250 to $11,200 per kit. As of December 31, 2020 and 2019, the Company’s balance of deposits received was $66,310 and $24,750, respectively. As of December 31, 2020 and 2019, $6,500 and $7,000, respectively, of these deposits were refundable upon demand. Deposits are included in current liabilities in the accompanying balance sheets. When a customer’s order is ready to enter the production process, the customer is notified that if they would like to proceed with the purchase of a vehicle, their deposit will no longer be refundable and any additional deposit required must be paid prior to the start of the manufacturing process.

TILTING MOTOR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 6: NOTES PAYABLE

On May 8, 2020, the Company received a Paycheck Protection Program (“PPP”) loan in the amount of $99,915, included with Notes Payable. The loan has an interest rate of 1% and monthly payments of $5,594 for 18 months beginning December 8, 2020. This loan is eligible for the limited loan forgiveness provisions of Section 1102 of the CARES Act, and the SBA Interim Final Rule dated April 2, 2020. As of December 31, 2020, the balance on the loan was $99,915. The Company was forgiven $79,466 of the note subsequent to year end.

On May 18, 2020, the Company received a loan from the U.S. Small Business Administration in the amount of $277,500 included with Notes Payable. The loan has an interest rate of 3.75% and monthly payments of $1,353 starting on May 18, 2021. The loan matures and any unpaid principal and interest is due on May 18, 2050. The loan is secured by the tangible and intangible assets of the Company. The loan was fully repaid subsequent to year end.

The Company entered into a SBA guaranteed revolving line of credit on February 2, 2017 with Northwest Bank to borrow up to $750,000. The outstanding balance has an interest rate of prime plus 2.25% per annum, payable monthly. Advances on the line of credit are limited to the lesser of $750,000 or the outstanding customer orders times the cost to produce the product. The outstanding balance owed at December 31, 2020 and 2019 was $622,073 and $642,147 respectively. The line of credit originally was scheduled to mature on February 2, 2027 before the Company defaulted on the credit facility. The line of credit is secured by all tangible and intangible assets of the Company and is personally guaranteed by the Robert Mighell, CEO. On September 14, 2020, the Company entered into a forbearance agreement with Northwest Bank. The Company was declared to be in default due to failure to comply with the Use of Proceeds and Conditions for Disbursement within the Original Note. Per the forbearance agreement the Bank agreed to accept installment payments at $11,500 per month plus $1,500 per month for every unit sold in excess of 10 per month until the Company is compliant with the terms of the Line of Credit. All other conditions of the line of credit remain in effect. The line of credit was fully repaid subsequent to December 31, 2020.

The Company on August 27, 2018 entered into a $350,000 note and warrant purchase agreement with four different individuals (collectively the “Lenders”) who are also investors in the Company. Each lender agreed to lend up to $87,500 on a pro-rata basis. The notes have an interest rate of prime plus 1%, computed daily or 6% whichever is greater. Each lender was also granted warrants for 150,000 shares, each or 600,000 warrants in the aggregate exercisable immediately at $0.41 per share. The Company recorded the relative fair value of the warrants of $82,533, as a discount to the note. The notes initial maturity was on August 27, 2019; however, it was extended for an additional 12 months in exchange for an additional 110,000 warrants credited to each lender or 440,000 warrants in the aggregate, immediately exercisable at $0.487 per share. The Company recorded the relative fair value of these warrants of $64,585 as an additional discount to the note. The above discounts were amortized over one-year period. On August 27, 2020, the lenders and the Company agreed to amend the terms of the note to pay interest monthly at 6.5% per annum and the Company acknowledged the notes are payable upon demand. The notes are unsecured. The Company used an expected life of six years, risk free interest rate of 2.85%, no dividends and expected volatility of 102% based on comparable public companies. The exercise prices were determined based on sales of securities and was expected to approximate fair value at the date of issuance. Amortization of the debt discounts was $43,272 and $76,610 was recorded in 2020 and 2019, respectively. The notes were repaid subsequent to year end.

NOTE 7: INCOME TAXES

No federal tax provision has been provided for the years ended December 31, 2020 and 2019 due to the losses incurred during such periods.

As of December 31, 2020, the Company had net operating loss carry forwards of approximately $3,700,000. Approximately $2,400,000 of the net operating loss carryforwards will expire by 2037. The remainder of the net operating loss carryforwards generated in 2018 and later have indefinite carryforward periods. The Company’s primary deferred tax asset consists of net operating losses of approximately $777,000; the Company provided a 100% valuation allowance as of each balance sheet date.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company policy is to record interest and penalties on uncertain tax positions as income tax expense.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal return years 2016 through 2019 are still subject to tax examination by the United States Internal Revenue Service; however, we do not currently have any ongoing tax examinations.

TILTING MOTOR WORKS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 8: COMMITMENTS AND CONTINGENCIES

Lease

The Company lease a facility under a month-to-month lease in Snohomish, Washington. Total rent expense for the years ended December 31, 2020 and 2019, amounted to $67,592 and $59,811, respectively.

Litigation

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or any of its officers.

NOTE 9: RELATED PARTY TRANSACTIONS

On September 21, 2020, the Company entered into a Wage Debt Settlement Agreement with William Messing to discharge and fully satisfy outstanding balance owed to him of $92,403 through a one-time interest payment of $10,131 and a one-time wage payment of $2,650. This forgiveness of debt is included in other income.

$54,000 was paid to Odd Dog Media in 2020 for marketing services. The owners of are related to a director of Tilting Motor Works.

NOTE 10: STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 6,900,000 shares of preferred stock, no par value, of which 2,968,203 shares were designated as Series A Preferred Stock and 3,902,328 shares were designated as Series B Preferred Stock.

Preferred Stock is convertible at any time after issuance at the option of the holder into shares of common stock at the original issue price of the Series A or Series B Preferred Stock. The Preferred Stock is also subject to mandatory conversion provisions upon an initial public offering raising $20 million or more and is not redeemable. To prevent dilution, the conversion price of the Preferred Stock is to be adjusted for any issuance of securities, excluding exempt securities, which change the number of shares of common stock outstanding. The Preferred Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to the common stockholders upon liquidation.

During the year ended December 31, 2019, the Company issued 1,026,272 shares of Series B preferred stock for $500,000, net of offering costs of $26,453 or $0.487 per share. In connection therewith, the Company issued warrants

Common Stock

The Company has reserved a total of 3,077,090 shares of its common stock pursuant to the 2013 equity incentive plans. The Company has 705,000 and 1,257,000 stock options outstanding under this plan as of December 31, 2020 and December 31, 2019, respectively.

A summary of activity under the 2013 Equity Incentive Plan is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted average remaining contractual life in years
Options outstanding as of January 1, 2019	2,112,000	$0.41	7.95
Granted
Exercised
Forfeited or expired	(855,000)	0.41	7.69
Options outstanding as of December 31, 2019	1,257,000	0.41	6.98
Granted
Exercised
Forfeited or expired	(552,000)	0.41	7.27
Options outstanding as of December 31, 2020	705,000	$0.41	5.42

NOTE 11: SUBSEQUENT EVENTS

On February 4, 2021, the Company closed and completed the sale of all non-cash assets to Arcimoto, Inc. (“FUV”). Pursuant to the terms and conditions of the Agreement, FUV will pay aggregate consideration of $1,750,000 and 436,339 shares of Company common stock, valued at approximately $15,992,000 based on the closing price of $36.65 per share on the closing date, subject to certain conditions. The Company will deliver, transfer, assign and convey the company assets (as defined in the agreement). FUV will assume certain liabilities (as defined in the agreement). The assets include, but are not limited to all inventories, machinery and equipment, Intellectual Property (as defined in the Agreement), general intangibles; furniture and fixtures; office supplies and equipment, leasehold improvements, prepaid expenses, contract and lease rights, open purchase orders from customers, claims benefiting Seller with respect to the business, know-how, tradenames and trademarks, logos, operating data and records, internet domain names, accounting records and reports, and all of Seller’s rights to the name “Tilting Motor Works.” The Company continues to be responsible for any warranty claims arising from kits sold prior to consummation of the sale.

See Note – 6 for regarding the payoff and forgiveness of outstanding debt as of December 31, 2020.